Exhibit 10.13(b)

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (this “Trademark Security Agreement”) is made as of April 15, 2014, by BOOT BARN, INC., a Delaware corporation (“Grantor”), in favor of Golub Capital LLC, as agent (in such capacity, together with its successors and assigns, “Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Amended and Restated Term Loan and Security Agreement, dated as of April 15, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boot Barn, Inc., Delaware corporation (“Borrower”), Boot Barn Holding Corporation, a Delaware corporation (“Parent Holdco”), the financial institutions which are now or which hereafter become party thereto (the “Lenders”) and Agent, the Lenders have severally agreed to make financial accommodations to the Borrower subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed, pursuant to a Guaranty and Suretyship Agreement, dated even date herewith in favor of the Agent (the “Guaranty”), to guarantee the Obligations (as defined in the Credit Agreement) of the Borrower; and

WHEREAS, pursuant to the Credit Agreement, the Guaranty and that certain Pledge and Security Agreement, dated as of May 31, 2013 (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Pledge and Security Agreement”), by and between the Grantors and the Agent, the Grantors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Agent as follows:

1.                                      Defined Terms. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

2.                                      Grant of Security Interest in Trademark Collateral. Each Grantor, as collateral security for the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations of such Grantor, hereby assigns, pledges and grants to the Agent for the benefit of the Lenders, and grants to the Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and a Lien on all of its right, title and interest in, to and under the following Collateral of such Grantor (the Trademark Collateral”):;

a.                                      all of its Trademarks, including, without limitation, those referred to on Schedule 1 hereto;

b.                                      all renewals and extensions of the foregoing;

c.                                       all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

d.                                      all income, royalties and proceeds at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof..

3.                                      Credit Agreement and Pledge and Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Agent pursuant to the Credit Agreement and the Pledge and Security Agreement, and each Grantor hereby acknowledges and agrees that the rights and remedies of the Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Credit Agreement and the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein; provided, however that in no event shall the Trademark Collateral include any property or asset of Grantor which is excluded from Collateral pursuant to Section 4.1 of the Credit Agreement or the definition of “Collateral” in Section 1 of the Pledge and Security Agreement.

4.                                      Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their Trademarks and License Agreement subject to a security interest hereunder.

5.                                      Counterparts. This Trademark Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

6.                                      Governing Law. This Trademark Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:	BOOT BARN, INC., a Delaware corporation

	By:	/s/ Paul J. Iacono
	Name:	Paul Iacono
	Title:	CFO

ACCEPTED AND	GOLUB CAPITAL LLC,
ACKNOWLEDGED BY:	as Agent

	By:	/s/ Marc C. Robinson
	Name:	Marc C. Robinson
	Title:	Managing Director

SCHEDULE I

U.S. REGISTERED TRADEMARKS

Grantor	Description	Application / Registration No.	Issue Dates
Boot Barn, Inc.	RCC WESTERN STORES	3,676,190	9/1/2009
Boot Barn, Inc.	RCC WESTERN STORES	3,685,540	9/22/2009
Boot Barn, Inc.	RCC WESTERN STORES	4,164,753	6/26/2012
Boot Barn, Inc.	RCC WESTERN WEAR	4,164,271	6/26/2012
Boot Barn, Inc.	Baskins	4256229	12/11/2012
Boot Barn, Inc.	Baskins	4157456	6/12/2012
Boot Barn, Inc.	Diamond B	3541365	12/2/2008
Boot Barn, Inc.	Diamond B Workwear	3457163	7/1/2008
Boot Barn, Inc.	Outfitting Texans Since 1972	4260163	12/18/2012
Boot Barn, Inc.	The Official Western Store of Texas	4326046	4/23/2013